Exhibit 10.1

AMENDMENT NO. 1

TO

EXCHANGE AGREEMENT

AMENDMENT NO. 1 dated as of May 20, 2010 (this “Amendment”) to the EXCHANGE AGREEMENT dated as of September 29, 2009 (the “Exchange Agreement”), by and among Artio Global Investors Inc., a Delaware corporation (the “Corporation”), Richard C. Pell (“Pell”), Rudolph-Riad Younes (“Younes”), the Richard Pell Family Trust (the “Pell Trust”), and the Rudolph-Riad Younes Family Trust (the “Younes Trust”).

WHEREAS, the Corporation, Pell and Younes entered into the Exchange Agreement in connection with the IPO (as defined in the Exchange Agreement);

WHEREAS, the Pell Trust and the Younes Trust were made parties to the Exchange Agreement pursuant to Sections 5.04(b) and 5.04(c) thereof, respectively; and

WHEREAS, the parties to the Exchange Agreement desire to amend the Exchange Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto herby agree as follows:

1.   The Exchange Agreement is hereby amended by the parties thereto, in accordance with Section 5.13(a) thereof, by amending and restating Section 3.04 thereof as follows:

“Section 3.04. Tax-Related Transfers. Notwithstanding anything to the contrary in Section 3.03, each Principal and each Permitted Transferee of a Principal may, in connection with any Exchange pursuant to Section 2.01(a)(i) as a result of which such Principal or such Permitted Transferee incurs income taxes, Transfer a number of Restricted Class A Shares equal to the sum of (i) the quotient of the Tax Coverage Amount divided by the Tax-Related Transfer Price, and (ii) such number of Restricted Class A Shares as is necessary to generate proceeds to such Principal or such Permitted Transferee in the amount of any underwriting discounts or brokerage commissions and expenses applicable to such Transfer (or the Transfer of other Class A Shares in connection with a synthetic secondary offering) (any such Transfer, a “Tax-Related Transfer”); provided that in no event shall any Tax-Related Transfers be permitted by a Principal (or any Permitted Transferee thereof) prior to the expiration of the applicable Lock-Up Period.  For purposes hereof, “Tax Coverage Amount” means the amount of income taxes arising from the gain recognized on a taxable Exchange pursuant to Section 2.01(a)(i) assuming that such Principal or such Permitted Transferee is a resident of New York City subject to the maximum federal, New York State and New York City income tax rates applicable to such Exchange.  For purposes hereof, “Tax-Related Transfer Price” means (a) the closing price of the Class A Shares on the New York Stock Exchange (or such other securities exchange or quotation system on which the Class A Shares are then listed or traded) on the date of the applicable Exchange pursuant to Section 2.01(a)(i), or (b) if Restricted Class A Shares (or other Class A Shares in connection with a synthetic secondary offering) are being sold in a public offering in connection with such Exchange, at the written election of the applicable Principal or Permitted Transferee thereof, either the closing price referred to in clause (a) above or the public offering price of such Restricted Class A Shares (or such other Class A Shares), such election, which shall be irrevocable, to be made in the Exchange Request delivered in respect of such Exchange.

The parties hereto acknowledge and agree that for purposes of the Tax Receivable Agreement, an “Exchange” shall be understood to include, mutatis mutandis, a sale by a Principal or Permitted Transferee thereof of Class A Units to the Corporation for cash.

2.   The parties to this Amendment acknowledge and agree that (a) for purposes of the Exchange Requests (as defined in the Exchange Agreement), dated May 18, 2010, delivered to the Corporation by Pell and Younes, and (b) for purposes of any additional Exchange Requests delivered to the Corporation by Pell, Younes and the Pell Trust in connection with that certain registration statement for the offering of 3,700,000 Class A Shares by the Corporation, each of Pell, Younes and the Pell Trust shall be deemed to have elected to use the public offering price of the Class A Shares to be sold in connection with the contemplated synthetic secondary offering as the Tax-Related Transfer Price (as defined in the Exchange Agreement) pursuant to Section 3.04 of the Exchange Agreement, as amended hereby.

3.   This Amendment may be executed (including by facsimile transmission with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that the parties need not sign the same counterpart.

4.   This Amendment shall be governed by, construed and enforced in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

5.   Except to the extent expressly amended by this Amendment, the Exchange Agreement remains in full force and effect as previously executed and delivered by the parties thereto.

[Signature pages follow.]

IN WITNESS WHEREOF,  the parties have caused this Amendment to be duly executed and delivered, all as of the date first set forth above.

ARTIO GLOBAL INVESTORS INC.

By:	/s/ Francis Harte
	Name:	Francis Harte
	Title:	Chief Financial Officer

By:	/s/ Adam Spilka
	Name:	Adam Spilka
	Title:	General Counsel and Corporate Secretary

[Signature page to Amendment No. 1 to the Exchange Agreement]

/s/ Richard C. Pell
Richard C. Pell

[Signature page to Amendment No. 1 to the Exchange Agreement]

/s/ Rudolph-Riad Younes
Rudolph-Riad Younes

[Signature page to Amendment No. 1 to the Exchange Agreement]

RICHARD PELL FAMILY TRUST

By:	/s/ Richard C. Pell
Richard C. Pell
Trustee

[Signature page to Amendment No. 1 to the Exchange Agreement]

RUDOLPH-RIAD YOUNES FAMILY TRUST

By:	/s/ Rudolph-Riad Younes
Rudolph-Riad Younes
Trustee

[Signature page to Amendment No. 1 to the Exchange Agreement]